EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Golden Matrix Group, Inc., of:

(a)

our report dated January 17, 2024, relating to the audited consolidated financial statements which appear in this Report on Form 10-K, of Golden Matrix Group, Inc. for the years ended October 31, 2023 and 2022, which appears in Golden Matrix Group, Inc.’s Annual Report on Form 10-K for the year ended October 31, 2023; and

(b)

of our report, dated April 19, 2024, relating to the financial statements of Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd together with its consolidated subsidiaries, collectively, “Meridianbet Group”, which comprise the consolidated balance sheets of Meridianbet Group as of December 31, 2023, and 2022, and the related consolidated statements of operations and comprehensive income, owners’ equity, and cash flows for the years ended December 31, 2023, and 2022, and the related notes to the financial statements, which is included as Exhibit 99.1 to Golden Matrix Group, Inc.’s Current Report on Form 8‑K/A (Amendment No. 1) filed with the Securities and Exchange Commission on June 4, 2024.

/s/ M&K CPAS, PLLC

The Woodlands, Texas

June 18, 2024